Exhibit 99.1
Allied Capital Announces 2009 Second Quarter Financial Results
August 10, 2009 — Washington, DC — Allied Capital Corporation (NYSE: ALD) today announced 2009 second quarter financial results.
Highlights for Q2 2009
•	Net investment income was $0.10 per share, or $18.2 million

•	Net realized losses were $0.71 per share, or $126.1 million

•	Gain on repurchase of debt was $0.46 per share, or $81.5 million

•	The total of net investment income, net realized losses and gain on repurchase of debt was a loss of $0.15 per share, or $26.3 million

•	Net unrealized depreciation was $0.02 per share, or $2.8 million; including net depreciation in portfolio value of $0.57 per share, or $101.2 million and the reversal of net unrealized depreciation associated with net realized losses and dividend income of $0.55 per share, or $98.4 million

•	Net loss was $0.16 per share, or $29.1 million

•	Net asset value per share was $7.49 at June 30, 2009

•	Shareholders’ equity was $1.3 billion at June 30, 2009

•	New investments totaled $62.1 million

•	Principal collections from investment repayments or sales totaled $345.5 million

•	Cash and investments in money market and other securities totaled $484.0 million at June 30, 2009
For the quarter ended June 30, 2009, net investment income was $18.2 million or $0.10 per share compared to net investment income of $63.9 million or $0.37 per share for the quarter ended June 30, 2008. For the quarter ended June 30, 2009, the company had net realized losses of $126.1 million or $0.71 per share, compared to net realized losses of $17.9 million or $0.10 per share for the quarter ended June 30, 2008.
For the quarter ended June 30, 2009, gain on repurchase of debt was $81.5 million or $0.46 per share.
For the quarter ended June 30, 2009, the sum of net investment income, net realized losses and gain on repurchase of debt was a loss of $26.3 million or $0.15 per share. For the quarter ended June 30, 2008, the sum of net investment income and net realized gains was income of $46.0 million or $0.27 per share.
For the quarter ended June 30, 2009, net change in unrealized appreciation or depreciation was a decrease of $2.8 million or $0.02 per share. Net unrealized depreciation for the quarter was increased by additional net depreciation of $101.2 million or $0.57 per share due to changes in portfolio value and the reversal of previously recorded unrealized appreciation associated with realized gains and dividend income of $17.9 million or $0.10 per share. Net unrealized depreciation for the quarter was reduced by $116.3 million or $0.65 per share due to the reversal of previously recorded unrealized depreciation associated with realized losses.
Net loss for the quarter ended June 30, 2009, was $29.1 million or $0.16 per share, as compared to net loss of $102.2 million or $0.59 per share for the quarter ended June 30, 2008.
Net income can vary substantially from period to period due to the recognition of realized gains and losses and unrealized appreciation and depreciation, among other factors. As a result, quarterly comparisons of net income may not be meaningful.

Liquidity and Operations
The company has focused its efforts on selling assets in its portfolio in order to generate capital to improve its liquidity and de-lever its balance sheet. During the three and six months ended June 30, 2009, the company sold or had repayments on portfolio investments that generated cash proceeds of $345.5 million and $587.3 million, respectively. At June 30, 2009, the company had cash and money market and other securities totaling $484.0 million as compared to $50.7 million at December 31, 2008.
At June 30, 2009, the company had borrowings on its revolving line of credit of $50.0 million, outstanding private notes of $1.0 billion and outstanding public debt of $745.5 million. In addition as of June 30, 2009, $62.0 million in standby letters of credit that have been issued under the revolving line of credit remained outstanding. During the three and six months ended June 30, 2009, the Company repurchased publicly issued notes in the market with a total par value of $132.0 million and $134.5 million, respectively, for a total cost of $49.8 million and $50.3 million, respectively. After recognizing the remaining unamortized original issue discount associated with the notes repurchased, the company recognized a gain on repurchase of debt of $81.5 million and $83.5 million for the three and six months ended June 30, 2009, respectively.
Events of default related to certain covenants have occurred and are continuing under the company’s revolving line of credit and private notes. The company’s asset coverage ratio, which these debt agreements require to be no less than 200%, was 174% as of June 30, 2009. In July 2009, the company agreed in principle to terms with these lenders and private noteholders on a comprehensive restructuring of these debt agreements. In connection with these restructuring discussions, the company repaid $50 million of the outstanding private notes in July 2009. The terms of the restructuring are non-binding and remain subject to final documentation and closure. The company will disclose the terms of the restructuring when it is completed. There can be no assurance of the timing of any debt restructuring or that the company will complete a restructuring of its debt. Until the restructuring is completed, this debt remains subject to acceleration. The company expects the restructured debt to result in a significantly increased cost of capital. As a result, the company expects its profitability will be substantially reduced and that it would not be able to pay a cash dividend for an extended period of time.
Portfolio and Investment Activity
The company has reduced new investment activity as part of its efforts to conserve capital and reduce outstanding debt. New investments for the quarter ended June 30, 2009, totaled $62.1 million, primarily for the funding of pre-existing investment commitments including a $47.4 million investment in the Senior Secured Loan Fund LLC (formerly the Unitranche Fund LLC). During the quarter, principal collections related to investment repayments or sales totaled $345.5 million.
At June 30, 2009, the total portfolio at value was $2.6 billion, including interest-bearing investments of $2.1 billion with a weighted average yield of 11.8%.
Portfolio Quality
Loans and debt securities over 90 days delinquent at June 30, 2009, were $96.7 million or 3.8% of the portfolio at value. At December 31, 2008, loans and debt securities over 90 days delinquent were $108.0 million or 3.1% of the portfolio at value. Excluding the Company’s senior loan to Ciena Capital LLC, loans and debt securities over 90 days delinquent were $3.7 million or 0.1% of the portfolio at value at June 30, 2009 as compared to $3.1 million or 0.1% of the portfolio at value at December 31, 2008.

Loans and debt securities not accruing interest at June 30, 2009 were $254.0 million or 10.0% of the portfolio at value, as compared to $335.6 million or 9.6% of the portfolio at value at December 31, 2008. Excluding the company’s senior loan to Ciena Capital LLC, loans on non-accrual were $161.0 million or 6.3% of the portfolio at value at June 30, 2009 as compared to $230.7 million or 6.6% of the portfolio at value at December 31, 2008.
Loans and debt securities on non-accrual and over 90 days delinquent totaled $96.7 million at June 30, 2009 and $108.0 million at December 31, 2008.
Webcast/ Conference Call at 10:15 a.m. (Eastern Daylight Time) on Monday, August 10, 2009
The company will host a webcast/conference call at 10:15 a.m. (Eastern Daylight Time) on Monday, August 10, 2009, to discuss the results for the quarter. PLEASE VISIT THE PRESENTATIONS & REPORTS SECTION OF THE INVESTOR RESOURCES PORTION OF THE COMPANY’S WEBSITE FOR A SLIDE PRESENTATION THAT COMPLEMENTS TODAY’S CONFERENCE CALL.
All interested parties are welcome to attend the live webcast, which will be hosted through our web site at www.alliedcapital.com. Please visit the web site to test your connection before the call. You can also access the conference call by dialing (888) 689-4612 approximately 15 minutes prior to the call. International callers should dial (973) 532-4907. All callers should reference the passcode “21891549.”
An archived replay of the event will be available through August 24, 2009 by calling (800) 642-1687 (international callers please dial (706) 645-9291). Please reference passcode “21891549”. An archived replay will also be available on our website. For complete information about the webcast/conference call and the replay, please visit our website or call Allied Capital Investor Relations at (888) 818-5298.
About Allied Capital
Allied Capital (NYSE: ALD) is a business development company (BDC) that is regulated under the Investment Company Act of 1940. Allied Capital has a portfolio of investments in the debt and equity capital of middle market businesses nationwide. Founded in 1958 and operating as a public company since 1960, Allied Capital has been investing in the U.S. entrepreneurial economy for 50 years. Allied Capital has a diverse portfolio of investments in 92 companies across a variety of industries. For more information, please visit www.alliedcapital.com, call Allied Capital investor relations toll-free at (888) 818-5298, or e-mail us at ir@alliedcapital.com.

Forward-Looking Statements
The information contained in this press release contains forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, and these factors are enumerated in Allied Capital’s filings with the Securities and Exchange Commission. This press release should be read in conjunction with the company’s recent SEC filings.

CONSOLIDATED BALANCE SHEET
(in thousands, except per share amounts)

	June 30,	December 31,
	2009	2008
	(unaudited)
ASSETS

Portfolio at value:
Private finance	$2,476,292	$3,399,063
Commercial real estate finance	73,738	93,887

Total portfolio at value	2,550,030	3,492,950

Accrued interest and dividends receivable	44,600	55,638
Other assets	130,504	122,909
Investments in money market and other securities	415,025	287
Cash	68,985	50,402

Total assets	$3,209,144	$3,722,186

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Notes payable	$1,760,544	$1,895,000
Revolving line of credit	50,000	50,000
Accounts payable and other liabilities	57,271	58,786

Total liabilities	1,867,815	2,003,786

Commitments and contingencies

Shareholders’ equity:
Common stock	18	18
Additional paid-in capital	3,037,223	3,037,845
Notes receivable from sale of common stock	(805)	(1,089)
Net unrealized appreciation (depreciation)	(1,855,936)	(1,503,089)
Undistributed earnings	160,829	184,715

Total shareholders’ equity	1,341,329	1,718,400

Total liabilities and shareholders’ equity	$3,209,144	$3,722,186

Net asset value per common share	$7.49	$9.62

Common shares outstanding	179,012	178,692

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)
Interest and related portfolio income
Interest and dividends	$75,657	$119,212	$164,387	$253,872
Fees and other income	8,973	15,366	15,425	25,650

Total interest and related portfolio income	84,630	134,578	179,812	279,522

Expenses
Interest	43,117	36,465	86,602	74,025
Employee	10,964	13,344	22,034	35,996
Employee stock options	1,204	3,859	1,977	8,054
Administrative	8,459	12,943	18,304	21,962
Impairment of long-lived assets	—	—	2,873	—

Total operating expenses	63,744	66,611	131,790	140,037

Net investment income before income taxes	20,886	67,967	48,022	139,485
Income tax expense, including excise tax	2,653	4,112	2,275	6,081

Net investment income	18,233	63,855	45,747	133,404

Net realized and unrealized gains (losses)
Net realized gains (losses)	(126,056)	(17,855)	(153,165)	(14,712)
Net change in unrealized appreciation or depreciation	(2,777)	(148,203)	(352,847)	(261,607)

Total net gains (losses)	(128,833)	(166,058)	(506,012)	(276,319)

Gain on repurchase of debt	81,537	—	83,532	—

Net increase (decrease) in net assets resulting from operations	$(29,063)	$(102,203)	$(376,733)	$(142,915)

Diluted earnings (loss) per common share	$(0.16)	$(0.59)	$(2.11)	$(0.85)

Weighted average common shares outstanding — diluted	178,695	172,968	178,694	167,238

ALLIED CAPITAL CORPORATION
FINANCIAL & STATISTICAL SUMMARY
($ in millions, except per share amounts)

			Unaudited
	Q2 2009(1)	Q1 2009(1)	Q4 2008(1)	Q3 2008(1)	Q2 2008(1)

Income Summary
Interest and related portfolio income	$84.6	$95.2	$102.1	$120.7	$134.6
Operating expenses(2)	63.7	68.0	73.5	73.0	66.6
Income tax expense (benefit), including excise tax(3)	2.7	(0.4)	(5.6)	2.1	4.1

Net investment income	18.2	27.5	34.2	45.6	63.9

Realized gains (losses):
Realized gains	8.6	12.8	15.3	97.5	5.0
Realized losses	(134.7)	(39.9)	(192.0)	(35.5)	(22.9)

Net realized gains (losses)	(126.1)	(27.1)	(176.7)	62.0	(17.9)

Net change in unrealized appreciation or depreciation:
Net unrealized appreciation (depreciation)	(101.2)	(362.7)	(605.1)	(378.7)	(162.9)
Reversals of previously recorded net unrealized appreciation or depreciation associated with realized gains or losses:
Unrealized appreciation reversed for realized gains	(10.9)	(1.0)	(0.9)	(80.4)	(2.2)
Unrealized appreciation reversed for dividend income	(7.0)	(3.4)	—	(1.6)	—
Unrealized depreciation reversed for realized losses	116.3	17.0	169.7	34.8	16.9

Net change in unrealized appreciation or depreciation	(2.8)	(350.1)	(436.3)	(425.9)	(148.2)
Gain on repurchase of debt(4)	81.5	2.0	—	—	—

Net income (loss)	$(29.1)	$(347.7)	$(578.8)	$(318.3)	$(102.2)

Total of net investment income, net realized gains (losses) and gain on repurchase of debt(5)	$(26.3)	$2.4	$(142.6)	$107.6	$46.0

Per Share Statistics (diluted)
Net investment income	$0.10	$0.15	$0.19	$0.26	$0.37
Net realized gains (losses)	(0.71)	(0.15)	(0.99)	0.35	(0.10)
Net change in unrealized appreciation or depreciation	(0.02)	(1.96)	(2.44)	(2.38)	(0.86)
Gain on repurchase of debt(4)	0.46	0.01	—	—	0.00

Net income (loss)	$(0.16)	$(1.95)	$(3.24)	$(1.78)	$(0.59)

Total of net investment income, net realized gains (losses) and gain on repurchase of debt(5)	$(0.15)	$0.01	$(0.80)	$0.60	$0.27
Dividends per share	$—	$—	$0.65	$0.65	$0.65

Balance Sheet Summary
Total portfolio at value:
Private finance	$2,476.3	$2,830.0	$3,399.1	$4,101.9	$4,390.8
Commercial real estate finance	73.7	79.0	93.9	106.6	106.8

Total portfolio at value	$2,550.0	$2,909.1	$3,493.0	$4,208.5	$4,497.6
Yield on interest-bearing portfolio	11.8%	11.8%	12.1%	11.9%	12.7%
Cash and investments in U.S. Treasury bills, money market and other securities	$484.0	$290.2	$50.7	$215.3	$228.8
Total assets	$3,209.1	$3,387.6	$3,722.2	$4,625.7	$4,937.7
Total debt outstanding	$1,810.5	$1,942.5	$1,945.0	$2,131.0	$2,043.3
Undistributed earnings	$160.8	$187.1	$184.7	$421.8	$430.3
Total shareholders’ equity	$1,341.3	$1,369.8	$1,718.4	$2,413.4	$2,845.8
Net asset value per share	$7.49	$7.67	$9.62	$13.51	$15.93
Asset coverage ratio	174%	171%	188%	213%	239%
Debt to equity ratio	1.35	1.42	1.13	0.88	0.72
This summary should be read in conjunction with the Company’s SEC filings. Certain reclassifications have been made to prior period balances to conform with the current period financial statement presentation.

(1)	The results for the interim periods are not necessarily indicative of the operating results to be expected for the full year.

(2)	Operating expenses included employee stock option expense totaling $1.2 million or $0.01 per share, $0.8 million or $0.00 per share, $2.3 million or $0.01 per share, $1.5 million or $0.01 per share, and $3.9 million or $0.02 per share for the respective periods.

(3)	Income tax expense (benefit), including excise tax, included excise tax expense (benefit) of $0.0 million or $0.00 per share, $(0.4) million or $0.00 per share, $(5.6) million or $(0.03) per share, $0.9 million or $0.01 per share, and $1.9 million or $0.01 per share for the respective periods.

(4)	During the three months ended June 30, 2009 and March 31, 2009, the Company repurchased $132.0 million and $2.5 million of its publicly issued notes at a cost of $49.8 million and $0.5 million, respectively. The gain is reduced by the recognition of the remaining unamortized original issue discount associated with the notes repurchased.

(5)	Net investment income, net realized gains (losses) and gain on repurchase of debt are the most significant components of our taxable income. The company currently does not expect to declare dividends in 2009.

ALLIED CAPITAL CORPORATION
FINANCIAL & STATISTICAL SUMMARY
($ in millions, except per share amounts)

			Unaudited
	Q2 2009	Q1 2009	Q4 2008	Q3 2008	Q2 2008

Private Finance New Investments
By security type:
Loans and debt securities
Senior loans	$6.9	$28.7	$22.1	$44.3	$86.2
Senior secured loan to Ciena Capital LLC(6)	—	—	—	319.0	—
Unitranche debt	1.0	—	—	0.5	10.3
Subordinated debt	3.0	—	7.3	21.9	110.8

Total loans and debt securities	10.9	28.7	29.4	385.7	207.3
Equity securities
Preferred shares/ income notes of CLOs	—	—	—	8.4	24.2
Subordinated certificates in Senior Secured Loan Fund LLC	47.4	—	11.1	19.8	63.1
Other equity securities	3.0	6.9	6.9	15.0	22.6

Total new investments	$61.3	$35.6	$47.4	$428.9	$317.2

By transaction type:
Debt investments	$59.1	$24.4	$37.8	$82.8	$309.3
Buyout investments	2.2	11.2	9.6	346.1	7.9

Total new investments	$61.3	$35.6	$47.4	$428.9	$317.2

Private Finance Repayments or Sales(7)
By security type:
Loans and debt securities	$328.7	$216.9	$146.7	$252.9	$289.3
Equity	12.3	23.8	12.4	27.7	35.2

Total repayments or sales	$341.0	$240.7	$159.1	$280.6	$324.5

Private Finance Portfolio at Value
Loans and debt securities
Senior loans	$287.1	$289.1	$306.3	$434.9	$330.9
Unitranche debt	376.7	403.8	456.4	579.3	627.6
Subordinated debt	1,186.6	1,492.7	1,829.1	2,062.6	2,292.0

Total loans and debt securities	1,850.4	2,185.6	2,591.8	3,076.8	3,250.5
Equity securities
Preferred shares/ income notes of CLOs	82.1	104.4	179.2	218.3	232.6
Subordinated certificates in Senior Secured Loan Fund LLC	154.2	124.5	125.4	114.3	94.6
Other equity securities	389.6	415.5	502.7	692.5	813.1

Total equity securities	625.9	644.4	807.3	1,025.1	1,140.3

Total portfolio	$2,476.3	$2,830.0	$3,399.1	$4,101.9	$4,390.8

Yields(8):
Senior loans	4.9%	5.9%	5.6%	4.2%	6.4%
Unitranche debt	12.2%	12.1%	12.0%	12.0%	12.2%
Subordinated debt	13.8%	13.5%	12.9%	13.1%	13.7%
Total loans and debt securities	12.1%	12.3%	11.9%	11.7%	12.6%
Preferred shares/ income notes of CLOs	11.1%	8.0%	16.4%	17.1%	16.0%
Subordinated certificates in Senior Secured Loan Fund LLC	10.0%	9.2%	12.0%	10.3%	10.2%
Total interest bearing investments	11.8%	11.9%	12.2%	12.0%	12.8%
Total number of portfolio investments	120	132	138	146	149

This summary should be read in conjunction with the Company’s SEC filings. Certain reclassifications have been made to prior period balances to conform with the current period financial statement presentation.

(6)	The senior secured loan to Ciena that was acquired on September 30, 2008 was placed on non-accrual status on the purchase date. During the six months ended June 30, 2009, the Company funded $51.4 million to support Ciena’s term securitizations in lieu of a draw under related standby letters of credit. The Company’s investment in Ciena had a value of $93.0 million at June 30, 2009 and $104.9 million at December 31, 2008.

(7)	Represents principal collections from investment repayments or sales excluding realized gains. Includes $38.8 million and $132.2 million of cash collections related to notes and other receivables received from the sale of investments in two portfolio companies in prior periods for the three months ended June 30, 2009, and March 31, 2009, respectively.

(8)	The weighted average yield on loans and debt securities is computed as the (a) annual stated interest on accruing loans and debt securities plus the annual amortization of loan origination fees, original issue discount, and market discount on accruing loans and debt securities less the annual amortization of loan origination costs, divided by (b) total loans and debt securities at value. The weighted average yield on the preferred shares/income notes of CLOs is calculated as the (a) effective interest yield on the preferred shares/income notes of CLOs is calculated as the (a) effective interest yield on the preferred shares/income notes of CLOs, divided by (b) total preferred shares/income notes of CLOs at value. The weighted average yield on the subordinated certificates in the Senior Secured Loan Fund LLC is computed as the (a) annual stated interest divided by (b) total investment at value. The weighted average yields are computed as of the balance sheet date.

ALLIED CAPITAL CORPORATION
FINANCIAL & STATISTICAL SUMMARY
($ in millions, except per share amounts)

			Unaudited
	Q2 2009	Q1 2009	Q4 2008	Q3 2008	Q2 2008

Valuation Assistance Received
Number of private finance portfolio companies reviewed by third parties	91	93	86	128	119
Percentage of private finance portfolio reviewed at value	96.9%	94.0%	89.8%	97.2%	94.9%

Portfolio Quality Data
Loans and Debt Securities on Non-Accrual Status
Loans and debt securities not accruing interest	$254.0	$228.4	$335.6	$383.1	$109.6
Loans and debt securities not accruing interest, % of portfolio at value	10.0%	7.9%	9.6%	9.1%	2.4%
Loans and debt securities not accruing interest excluding investments in Ciena Capital, % portfolio at value	6.3%	5.6%	6.6%	4.8%	2.4%

Loans and Debt Securities Over 90 Days Delinquent
Loans and debt securities over 90 days delinquent	$96.7	$67.2	$108.0	$21.4	$23.7
Loans and debt securities over 90 days delinquent, % portfolio at value	3.8%	2.3%	3.1%	0.5%	0.5%
Loans and debt securities over 90 days delinquent excluding investments in Ciena Capital, % portfolio at value	0.1%	0.1%	0.1%	0.5%	0.5%

Loans and Debt Securities on Non-Accrual Status and Over 90 Days Delinquent
Loans and debt securities not accruing interest and over 90 days delinquent	$96.7	$67.2	$108.0	$21.4	$23.7

This summary should be read in conjunction with the Company’s SEC filings. Certain reclassifications have been made to prior period balances to conform with the current period financial statement presentation.